UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM 10/A

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

AMERICAN RETAIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	13-1869744
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2770 S. Maryland Pkwy, Suite 300 Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

(702) 731-3535

Registrant's telephone number, including area code

Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class	Name of each exchange on which
To be so registered	each class is to be registered
None	N/A

Securities to be registered pursuant to section 12(g) of the Act:

Common Stock, $0.0001 par value

(Title of class)

Indicate by check mark if the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one)

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐ (Do not check if a smaller reporting Company)	Smaller Reporting Company	☒

Item 1. Business

We are a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), because we have no or nominal assets (other than cash) and no or nominal operations.

We intend to seek, investigate and, if such investigation warrants, engage in a business combination which may take the form of a “reverse merger” with a private entity whose business presents an opportunity for our stockholders. Our objectives discussed below are extremely general and are not intended to restrict our discretion. This discussion of the proposed business is not meant to be restrictive of our virtually unlimited discretion to search for and enter into potential business opportunities.

We have not yet entered into any definitive agreement, nor do we have any binding commitment or understanding to enter into or become engaged in a transaction.

We are not restricting our search for business combination candidates to any particular industry and will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. Further, we may acquire a venture which is in its preliminary or development stage, one which is already in operation, or in a more mature stage of its corporate existence. Accordingly, business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

We believe that there are numerous businesses seeking the perceived benefits of a publicly registered corporation. These benefits are commonly thought to include the following: (i) the ability to use registered securities to acquire assets or businesses; (ii) increased visibility in the marketplace; (iii) ease of borrowing from financial institutions; (iv) improved stock trading efficiency; (v) shareholder liquidity; (vi) greater ease in subsequent capital raising; (vii) compensation of key employees through stock options; (viii) enhanced corporate image; and (ix) a presence in the United States capital market. We have not conducted market research and are not aware of statistical data to support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

Target companies interested in a business combination with our company may include the following: (i) a company for whom a primary purpose of becoming public is the use of its securities for the acquisition of other assets or businesses; (ii) a company which is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it; (iii) a company which desires to become public with less dilution of its common stock than would occur upon an underwriting; (iv) a company which believes that it will be able to obtain investment capital on more favorable terms after it has become public; (v) a foreign company which may wish an initial entry into the United States securities market; or (vi) a company seeking one or more of the other mentioned perceived benefits of becoming a public company.

We anticipate seeking out a target business through solicitation. Such solicitation may include personal contacts, newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more World Wide Web sites and similar methods. No estimate can be made as to the number of persons who will be contacted or solicited. Such persons will have no relationship to our management.

The analysis of new business opportunities will be undertaken by or under the supervision of our executive officers and directors, none of whom is a business analyst and it is not anticipated that outside consultants or advisors will be utilized to assist us in the analysis of qualified target companies.

A decision to participate in a specific business opportunity will be made based upon our analysis of the quality of the prospective business opportunity's management and personnel, assets, the anticipated acceptability of products or marketing concepts, the merit of a proposed business plan, and numerous other factors which are difficult, if not impossible, to analyze using any objective criteria. We have unrestricted flexibility in seeking, analyzing and participating in potential business opportunities.

In our efforts to analyze potential acquisition targets, we will consider, among others, the following kinds of factors: (i) potential for growth, indicated by new technology, anticipated market expansion or new products; (ii) competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole; (iii) strength and diversity of management, either in place or scheduled for recruitment; (iv) capital requirements and anticipated availability of required funds, to be provided by our company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources; (v) the cost of participation by our company as compared to the perceived tangible and intangible values and potentials; (vi) the extent to which the business opportunity can be advanced; and (vii) the accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to our limited capital available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another entity. We also may acquire stock or assets of an existing business. On the consummation of a transaction it is probable that the present management and stockholders of our company will no longer be in control of the company. In addition, our officers and directors, as part of the terms of the acquisition transaction, likely will be required to resign and be replaced by one or more new officers and directors without a vote of our stockholders.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of a transaction, we may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our securities may have a depressive effect on that market.

While the actual terms of a transaction to which we may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition as a "tax-free" reorganization under Sections 351 or 368 of the Internal Revenue Code of 1986, as amended.

With respect to any merger or acquisition, negotiations with target company management are expected to focus on the percentage of our company which the target company stockholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, our stockholders will in all likelihood hold a substantially lesser percentage ownership interest in our company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a target company with substantial assets. Any merger or acquisition effected by us can be expected to have a significant dilutive effect on the percentage of shares held by our stockholders at such time.

We will participate in a business opportunity only after the negotiation and execution of appropriate agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require certain representations and warranties of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with our attorneys and accountants.

On June 20, 2017, the 60th day after our Registration Statement on Form 10 was filed with the Securities and Exchange Commission (the “SEC”), we will become subject to all of the reporting requirements of the Exchange Act, including the obligation to file audited financial statements of any target business we may acquire as part of our Form 8-K to be filed with the SEC upon consummation of a merger or acquisition. If such audited financial statements are not available at closing, or within time parameters necessary to ensure our compliance with the requirements of the Exchange Act, or if the audited financial statements provided do not conform to the representations made by the target company, the closing documents may provide that the proposed transaction will be voidable at the discretion of our present management.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Registrant of the related costs incurred.

Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. We intend to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

Competition

We will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than us. In view of our limited financial resources and limited management availability, we may be at a competitive disadvantage compared to our competitors.

Employees

We presently have no employees. Vassili Oxenuk our Chief Executive Officer and President, is engaged in outside business activities and anticipates that he will devote to our business a limited time until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Our Principal Office

Our principal office is located at 2770 S. Maryland Pkwy, Suite 300, Las Vegas, Nevada 89109. Our telephone number is (702) 731-3535.

Change in Control

In March 2017, Soledad Bayazit, our then Chief Executive Officer, President, sole director and the owner of 20,701,571 of our shares of common stock, representing approximately 90.28% of our outstanding shares of common stock, sold all 20,701,571 shares of common stock to Vassili Oxenuk, for a purchase price of $300,000, of which $150,000 is payable on the second day following the filing of a Report on Form 8-K with respect to the completion of a reverse acquisition by us. In addition, Ms. Bayazit forgave the payment of the indebtedness to her under our 12% secured promissory note due January 12, 2012 in the principal amount of $1,201,000, together with accrued interest thereon of approximately $650,843, together with advances in the aggregate amount of $99,974.

History

American Retail Group, Inc., formerly known as Resource Acquisition Group, Inc. (the “Company”), is a Nevada corporation organized on January 27, 1934.

Effective February 11, 2011 the Company acquired 100% of the stock of American Retail Group, Inc., a Nevada corporation (“ARG”), which at that time owned 100% of the outstanding equity of TOO “SM Market Retail” (“SM Market”), a limited liability company organized under the laws of Kazakhstan (the “2011 Share Exchange”). Pursuant to the share exchange agreement, on February 11, 2011, stockholders of ARG transferred 100% of the outstanding shares of its common stock held by them, in exchange for an aggregate of 20,000,000 newly issued shares of the Company’s common stock. The shares of common stock of the Company acquired by the stockholders of ARG constituted approximately 96.1% of the Company’s issued and outstanding common stock after giving effect to the 2011 Share Exchange.

American Retail Group, Inc. was incorporated in Las Vegas, Nevada on February 16, 2010. Effective March 10, 2010, the Company consummated a share exchange with the owners of SM Market (the “2010 Share Exchange”). As a result of the share exchange, ARG acquired all of the outstanding equity of SM Market in exchange for issuance of 12,000,000 shares of its common stock (the “Shares”).

Effective April 1, 2011, ARG merged with and into the Company. In connection with the merger the name of the Company was changed from Resource Acquisition Group, Inc. to American Retail Group, Inc.

On July 22, 2011, the Company and the former owners of SM Market entered into a Rescission Agreement whereby the parties agreed to rescind the 2010 Share Exchange and to release each other from any potential claims (the “Rescission”). The parties have determined that it is in their best interest to rescind the 2010 Share Exchange and unwind the transaction. Under the Rescission Agreement, all outstanding equity of SM Market was to be returned to the former owners of SM Market and the Shares were to be returned to the Company. In connection with the rescission of the 2010 Share Exchange, El Investment Corp. agreed to return to the Company for cancellation 11,201,603 shares of common stock held by it. The Rescission was completed on September 2, 2011.

As a result of the Rescission, the Company ceased to be engaged in the supermarket business in Kazakhstan and returned to be a shell company as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our common stock was previously registered under, and we were subject to the reporting requirements of, the Exchange Act until we terminated our registration by filing a Form 15 on April 14, 2016.

Reports to Security Holders

We intend to furnish our shareholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

Item 1A. Risk Factors

The purchase of our common stock involves a very high degree of risk.

In evaluating us and our business, you should carefully consider the risks and uncertainties described below and the other information and our consolidated financial statements and related notes included herein. The risks provided below may not be all the risks we face.  If any of events described in the risks below actually occurs, our financial condition or operating results may be materially and adversely affected, the price of our common stock may decline, perhaps significantly, and you could lose all or a part of your investment.

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you may lose all or part of your investment in our company.

We may require financing to acquire businesses and implement our business plan.

We may require financing to acquire businesses and to implement our business plan. We cannot assure you that we will be successful in obtaining financing or acquiring businesses, or in operating those acquired businesses in a profitable manner.

We expect losses in the future because we have no revenue.

As we have no current revenue, we are expecting losses over the next 12 months because we do not yet have any revenues to offset the expenses associated with operating our company. We are not currently engaged in any revenue generating activities and cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

If our business plans are not successful, we may not be able to continue operations as a going concern and our stockholders may lose their entire investment in us.

We have no revenues. We had a net loss of $(120,100) for the year ended December 31, 2016, and $(54,705) for the quarter ended March 31, 2017, and a stockholders’ deficit of ($2,346,995) at March 31, 2017. The report of our independent registered public accountants on our financial statements for the year ended December 31, 2016 states that these conditions, among others, raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our continued operations, which is dependent in turn upon our ability to meet our financial requirements, raise additional capital, and the success of our future operations.

Our principal business objective for the next twelve months will be to seek, investigate and, if such investigation warrants, engage in a business combination with a private entity whose business presents an opportunity for our stockholders. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

We do not have any agreement for a business combination or other transaction.

We have not yet entered into any definitive agreement, nor do we have any binding commitment or understanding to enter into or become engaged in a merger with, joint venture with or acquisition of, a private or public entity. We cannot assure you that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that future funds allocated to the purchase of our shares will not be invested in a company with active business operations.

Our future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified target company. While business combinations with entities having established operating histories are preferred, there can be no assurance that we will be successful in locating candidates meeting such criteria. The decision to enter into a business combination will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if we had more funds available to us, would be desirable. In the event we complete a business combination the success of our operations will be dependent upon management of the target company and numerous other factors beyond our control. We cannot assure you that we will identify a target company and consummate a business combination.

There is competition for those private companies suitable for a merger transaction of the type contemplated by management.

We are in a highly competitive market for a limited number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

We have not conducted market research to identify business opportunities, which may affect our ability to identify a business to merge with or acquire.

We have neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us.  It may be expected that any target business or transaction will present a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

While seeking a business combination, Vassili Oxenuk, our Chief Executive Officer and President, anticipates devoting a limited time to our affairs. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

We are dependent on the services of Vassili Oxenuk, our Chief Executive Officer and President, to obtain capital required to implement our business plan and for identifying, investigating, negotiating and integrating potential acquisition opportunities. The loss of the services of Vassili Oxenuk could have a substantial adverse effect on us.

Our ability to acquire an operating business will be largely contingent on our ability to retain Vassili Oxenuk, our Chief Executive Officer and President, upon whom we will rely to obtain capital required to implement our business plan and for identifying, investigating, negotiating and integrating potential acquisition candidates and to attract and retain a highly qualified corporate and operations level management team. The loss of the services of Vassili Oxenuk could have a substantial adverse effect on us.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including audited financial statements for the company acquired. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

We may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the "Investment Company Act"), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

If we fail to develop and maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud, as a result, current and potential stockholders could lose confidence in our financial reports, which could harm our business and the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting. Compliance with Section 404 requires that we strengthen, assess and test our system of internal controls to provide the basis for our report. The process of strengthening our internal controls and complying with Section 404 is expensive and time consuming, and requires significant management attention. We cannot be certain that the measures we undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need will become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors' confidence in our financial statements and harm our stock price. In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for listing on the OTC Markets, and the inability of registered broker-dealers to make a market in our common stock, which would further reduce our stock price.

Since our principal stockholder beneficially owns approximately 90% of our outstanding of common stock, you will not have the ability to determine the outcome of matters requiring stockholder approval, including the acquisition of a target business.

Our principal stockholder owns approximately 90% of our outstanding shares of our common stock. As a result, you will not have the ability to determine the outcome of matters requiring the approval of stockholders, including: (a) election of our board of directors; (b) removal of any of our directors; (c) amendments to our Articles of Incorporation or bylaws; (d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us, or (e) other significant corporate transactions, including the acquisition of a target business.

There is no active trading market for our shares of common stock.

There is no active trading market for our common stock. There can be no assurance that a regular trading market for our securities will develop, or that if one develops, that it will be sustained. The trading price of our securities could be subject to wide fluctuations, in response to announcements by us or others, developments affecting us, and other events or factors. In addition, the stock market has experienced extreme price and volume fluctuations in recent years. These fluctuations have had a substantial effect on the market prices for many companies, often unrelated to the operating performance of such companies, and may adversely affect the market prices of the securities. Such risks could have an adverse effect on the stock's future liquidity.

Our common stock is subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience and objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Under our Articles of Incorporation, our Board of Directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stock holders and with the ability to adversely affect stockholder voting power and perpetuate the board's control over our company.

Our Board of Directors by resolution may authorize the issuance of up to 10,000,000 shares of preferred stock in one or more series with such limitations and restrictions as it may determine, in its sole discretion, with no further authorization by security holders required for the issuance of such shares. The Board may determine the specific terms of the preferred stock, including: designations; preferences; conversions rights; cumulative, relative; participating; and optional or other rights, including: voting rights; qualifications; limitations; or restrictions of the preferred stock.

The issuance of preferred stock may adversely affect the voting power and other rights of the holders of common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of our company or make removal of management more difficult. As a result, the Board of Directors' ability to issue preferred stock may discourage the potential hostile acquirer, possibly resulting in beneficial negotiations. Negotiating with an unfriendly acquirer may result in terms more favorable to us and our stockholders. Conversely, the issuance of preferred stock may adversely affect the market price of, and the voting and other rights of the holders of the common stock. We presently have no plans to issue any preferred stock.

We may, in the future, issue additional shares of common stock, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 200 million shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. We cannot assure you that you will be able to sell shares when you desire to do so.

Item 2: Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations should be read in conjunction with the audited financial statements and the notes to those statements included elsewhere in this registration statement. This discussion contains forward-looking statements that involve risks and uncertainties. You should specifically consider the various risk factors identified in this registration statement that could cause actual results to differ materially from those anticipated in these forward-looking statements.

Plan of Operations

We are a “shell company” (as that term is defined in Rule 12b-2 under the Exchange Act) because we have no or nominal assets (other than cash) and no or nominal operations

We will seek, investigate, and if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. We will not restrict our search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature.  This discussion of the proposed business is purposefully general and is not meant to be restrictive of our virtually unlimited discretion to search for and enter into potential business opportunities.

We may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. We may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

We will attempt to acquire other assets or business operations that will maximize stockholder value. There is no certainty that any such transactions will be consummated.  We will seek to establish or acquire businesses or assets via the issuance of shares or debt. In pursuing the foregoing goals, we may seek to expand or change the composition of the Board or make changes to our current capital structure, including issuing additional shares or debt and adopting a stock option plan. We have not yet entered into any definitive agreement, nor do we have any binding commitment or understanding to enter into or become engaged in a transaction.

During the next twelve months we anticipate incurring costs related to filing of Exchange Act reports, and costs relating to consummating an acquisition. Since we have no cash we will seek to borrow such funds as are necessary to pay our expenses. We believe we will be able to meet these costs through use of funds in our treasury and additional amounts, as necessary, to be loaned by or invested in us by our stockholders, management or other investors. We have no specific plans, understandings or agreements with respect to the raising of such funds, and we may seek to raise the required capital by the issuance of equity or debt securities or by other means. Since we have no such arrangements or plans currently in effect, our inability to raise funds for the consummation of an acquisition may have a severe negative impact on our ability to become a viable company.

Results of Operations

We did not have any revenues during the fiscal years ended December 31, 2016 and 2015, or the quarter ended March 31, 2017.

We incurred operating expenses of $0 and $15,547 for the fiscal years ended December 31, 2016 and 2015, respectively, and $33,317 for the quarter ended March 31, 2017. Our expenses relate primarily to maintaining our corporate existence, filing reports with the Securities and Exchange Commission, including the preparation and audit of our financial statements, and expenses associated with finding an appropriate acquisition candidate.

We incurred interest expense in the amount of $120,100 for each of the fiscal years ended December 31, 2016 and 2015, and $21,388 in the first quarter of 2017, on the note payable to our principal stockholder.

We realized a net loss of $(120,100) and $(135,647) for the fiscal years ended December 31, 2016 and 2015, respectively, and a net loss of $(54,705) in the first quarter of 2017, due to the items reflected above.

Liquidity and Capital Resources

As of March 31, 2017, we had $0 in cash. We have financed our operations primarily with the proceeds from the issuance to our former principal stockholder of convertible notes in the aggregate principal amount of $1,201,000. Such notes were forgiven when our former principal stockholder sold her shares in our Company to Mr. Oxenuk. Mr. Oxenuk loaned us the monies necessary to pay the bulk of our expenses in 2017 through March 31, 2017. At March 31, 2017, the balance due to our principal shareholder was $25,985 which was payable on demand without interest.

Our former principal stockholder has advanced funds to us periodically to finance our operations. During the years ended December 31, 2016 and 2015 she advanced $-0- and $16,644, respectively, to fund our operations, which advances had been presented as a loan payable – related party in our financial statements. In the first quarter of 2017 these loans were forgiven and our new principal shareholder loaned us funds to support our operations. These advances are presented as “Due to stockholder” in our financial statements for the first quarter of 2017. The loans do not bear interest and are payable on demand. At December 31, 2016 and March 31, 2017, the amounts due to our then principal stockholder was $99,974 and $25,985, respectively.

In connection with the sale of her 20,701,571 shares of common stock to Vassili Oxenuk, our former principal stockholder, Ms. Bayazit, forgave the payment of the indebtedness to her under our 12% secured promissory note due January 12, 2012 in the principal amount of $1,201,000, together with accrued interest thereon of approximately $650,843, together with advances in the aggregate amount of $99,974.

Since we have no cash, we cannot satisfy our cash requirements and need to obtain financing. We cannot assure investors that adequate financing will be available. In the absence of such financing, we may be unable to proceed with our plan of operations.

We require working capital principally to fund our current operations which consist of filing required documents with federal and state regulatory authorities to maintain registrant’s status as in compliance with applicable requirements, and seeking a merger or acquisition candidate. There are no commitments from banks or other lending sources, including from officers and directors, for lines of credit or similar short-term borrowing. In the absence of financing from third parties, we are dependent upon our principal stockholder to meet any operating expenses that we may incur, including those described above.

Since we have had no revenues or earnings from operations, with no assets or financial resources, we will in all likelihood sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss which will increase continuously until we can consummate a business combination with a profitable business opportunity and consummate such a business combination.

In order to complete any acquisition, we may be required to borrow or raise capital through the sale of securities, including the private placement of restricted stock and/or a public offering, or other sources. There can be no assurance that any of such required additional funding will be available or be on terms favorable to us.

Our business plan may require substantial funding from a public or private offering of our common stock in connection with a business acquisition, for which we have no commitments. We may actively pursue other financing or funding opportunities at such time as a business acquisition opportunity becomes available.

Contractual Obligations

At December 31, 2016, our significant contractual obligations were the convertible notes in the aggregate principal amount of $1,201,000 due on January 12, 2012, accrued interest and loans payable, all of which were forgiven by our principal stockholder when she sold her shares in our Company. As of March 31, 2016, our sole obligations were our accounts payable and the loan due to our principal stockholder in the aggregate amount of $33,317.

 Off-Balance Sheet Arrangements

We do not maintain any off-balance sheet arrangements, transactions, obligations or other relationships with unconsolidated entities that would be expected to have a material current or future effect upon our financial condition or results of operations.

Critical Accounting Policies and Estimates

Going concern

As shown in the accompanying financial statements, at March 31, 2017, we had no cash, a deficit working capital of $(33,317) and an accumulated stockholders’ deficit of $(2,346,995), and a net loss of $(54,705) for the quarter ended March 31, 2017, which raise substantial doubt about our ability to continue as a going concern.

The report of our independent registered public accountants on our financial statements for the year ended December 31, 2016 states that these conditions, among others, raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amount and classification of liabilities that might be necessary in the event we cannot continue as a going concern.

Our future success is dependent upon, among other things, our ability to raise additional capital or to secure a future business combination.  There is no guarantee that we will be able to raise enough capital or generate revenues to sustain our operations.  Our management believes it can raise the appropriate funds needed to support its business plan and acquire an operating company with positive cash flow.

Recent Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. We are in the process of evaluating the impact of this accounting standard update on our financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. We are in the process of evaluating the impact of this accounting standard update on our financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. We are in the process of evaluating the impact of this accounting standard update on our financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its statements of cash flows.

In March 2016, the FASB issued ASU 2016-09, Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09, which amends several aspects of accounting for employee share- based payment transactions including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, and classification in the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016 and interim periods within annual periods beginning after December 15, 2016, with early adoption permitted. We are in the process of evaluating the impact of this accounting standard update on our financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. We are in the process of evaluating the impact of this accounting standard update on our financial statements.

We do not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Item 3. Properties

We do not own any real property.  Our principal office is located at 2770 S. Maryland Pkwy, Suite 300, Las Vegas, Nevada 89109. The office space is provided to us free of charge by SIMEX INC.

Item 4. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

Change in Control

In March 2017, Soledad Bayazit, our then Chief Executive Officer, President, sole director and the owner of 20,701,571 of our shares of common stock, representing approximately 90.28% of our outstanding shares of common stock, sold all 20,701,571 shares of common stock to Vassili Oxenuk, for a purchase price of $300,000, of which $150,000 is payable on the second day following the filing of a Report on Form 8-K with respect to the completion by us of a reverse acquisition. In addition, Ms. Bayazit forgave the repayment of all indebtedness due to her from us, including under our 12% secured promissory note due January 12, 2012 in the principal amount of $1,201,000, together with accrued interest thereon of $650,843, and advances in the aggregate amount of $99,974.

Security Ownership

The following table sets forth information about the beneficial ownership of our common stock as of March 31, 2017 by:

●	each person known to us to be the beneficial owner of more than 5% of our common stock;

●	each named executive officer;

●	each of our directors; and

●	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o American Retail Group, 2770 S. Maryland Pkwy, Suite 300, Las Vegas, Nevada 89109. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws, where applicable.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 31, 2017. We, however, did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

Applicable percentage voting power is based on 22,930,000 shares of common stock outstanding on March 31, 2017.

Name	Office	Shares Beneficially Owned(1)	Percent of Class(2)
Directors and Officers

Vassili Oxenuk Soledad Bayazit(1)	Director, CEO and CFO	20,701,571	90.28

All officers and directors as a group (1 person named above)		20,701,571	90.28

5% Securities Holders

Oxenuk Equity Fund Corp.(1)		1,300,000	5.7

(1)	Ms. Bayazit resigned as a director, CEO and CFO in March 2017.

(2)	Vassili Oxenuk has the voting and investment powers over the shares held by Oxenuk Equity Fund Corp. The address of Oxenuk Equity Fund Corp. is 2770 S. Maryland Pkwy, Suite 300, Las Vegas, Nevada 89109.

Item 5. Directors and Executive Officers of the Registrant.

Our directors and executive officers are:

Name	Age	Position
Vassili Oxenuk	52	President, Chief Executive Officer, Chief Financial Officer and a Director
Zarina Mamyrkulova	36	Corporate Secretary and Treasurer
Pavel Pronin	34	Director

Vassili Oxenuk has been a member of our Board of Directors, President and CEO since March 2017. He also served as a director of our company from March 2010 to June 24, 2011.  Since 2009, Mr. Oxenuk has been the owner and Managing Member of Oxenuk Management, LLC, a registered investment advisor (RIA) headquartered in Las Vegas, Nevada. In addition, since 1996, Mr. Oxenuk has been the owner and Managing Member of Oxenuk Management Corp., which provides consulting and advisory services to companies located in Eastern Europe and the CIS. Mr. Oxenuk has over 20 years of entrepreneurial, venture capital and private equity experience, and has been involved in the management of various venture capital companies that have primarily focused on providing development capital to early stage, high technology companies in Eastern Europe, and has worked with companies from Russia, Kazakhstan, Ukraine and China seeking to have their securities publicly traded. He became a shareholder of a number of broker-dealers doing investment banking; was doing advisors services and created several Investment Funds. Mr. Oxenuk is currently a member of the Board of Directors of several private companies. Mr. Oxenuk graduated from the high school for talented students specialized in physics and mathematics sponsored by the Moscow State University.  Mr. Oxenuk has a B.S. in Mathematics from the Mozhaisky Military Space Academy, St. Petersburg, Russia, and a B.A. in Law from the Adygey State University, Russia.  He is the author of the book “Realization of Investment Management Functions” and numerous articles on strategic planning, economic development and leadership styles. We believe that Mr. Oxenuk is well suited to sit on our Board based on his extensive experience in venture capital and private equity and in management solutions advising companies in Eastern Europe and CIS on business development and expansion of operations.

In September 2012, an action alleging, among other matters, securities fraud was commenced against Mr. Oxenuk in the United States District Court, District of Nevada. The action was commenced by, among others, Eduard Lozovsky, Dmytro Tykhonov and Igor Yefremov. In the complaint, certain of the plaintiffs allege that they gave $3 million to Mr. Oxenuk to invest on their behalf and that he never returned their money despite repeated requests. In addition, Mr. Lozovsky alleges that he gave Mr. Oxenuk funds to establish a public presence for TBM Holdings, a company in which he was a principal shareholder, and that Mr. Oxenuk failed to do so. On December 5, 2012, a default judgement was entered in favor of the plaintiffs against Mr. Oxenuk in the amount of $5,148,191.47, as well as post judgement interest.

Zarina Mamyrkulova has been Corporate Secretary and Treasurer of our company since April 2017. Through a private company owned by her since 2013, Ms. Mamyrkulova acts as a consultant to non-US persons and businesses seeking to establish a business presence in the United States. As part of the services rendered, Ms. Mamyrkulova assists in the formation of entities and the preparation of annual reports and filings. In a number of instances, Ms. Mamyrkulova serves as an officer of the private companies formed for others. Ms. Mamyrkulova graduated from Kazakh State National University (named after Al Farabi) with a degree in law in 2000. She also received a degree from Kazakh State University of International Relationships and International Languages in 2002 and a Certificate in Business Administration with a Concentration in Finance from UCLA in 2009.

Pavel Pronin has been a director of our company since April 2017. He has been General Director of IPOS, LLC, a Russian company since March 2014. From November 2006 to December 2011, he was employed by Promtechnokom OOO, in Moscow, initially as Business Development Manager and from January 2008 as Head of its Oil and Gas Equipment Sales Department. From January 2005 to April 2006, Mr. Pronin was Dispatching Manager at Mosregiongaz OOO, Gazprom OAO, in Moscow. Mr. Pronin graduated from Gubkin Russian State Oil and Gas University (Moscow) in 2004, has a qualification of an Engineer, pipeline engineering, construction and operation. Mr. Pronin is a graduate of the Russian Presidential Academy of National Economy and Public Administration (Moscow), Graduate School of Corporate Management at Russian Academy of National Economy under the Government of the Russian Federation, and AFW (Academy of Management and Economics, Bad Harzburg, Germany), Euromanagement: business development management in 2008-2009. He graduated with an MBA degree from Graduate School of Corporate Management, Academy of National Economy and IEMI (International Business School, Paris, France) in 2009-2011.

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified.  The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Except for the judgement entered against Mr. Oxenuk in the case commenced against him by among others, Eduard Lozovsky, Dmytro Tykhonov and Igor Yefremov in the United States District Court, District of Nevada, our directors and executive officers have not, during the past ten years:

●	had any bankruptcy petition filed by or against any business of which was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,

●	been convicted in a criminal proceeding and none of our directors is currently subject to a pending criminal proceeding,

●	been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

●	been found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacate

Board Committees

The Board presently consists of two directors.

The Board does not have a nominating committee.  There are no specific, minimum qualifications that the Board believes must be met by a candidate recommended by the Board.  Currently, the entire Board decides on nominees followed by the Board's review of the candidates' resumes and interviews of candidates. Based on the information gathered, the Board then makes a decision on whether to recommend the candidates as nominees for director.

Currently, the Board functions as an audit committee and performs some of the same functions as an audit committee, including the following: (i) selection and oversight of the Company's independent accountant; (ii) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; and (iii) engaging outside advisors. The Company is not a “listed company” under SEC rules and therefore is not required to have an audit committee comprised of independent directors.

The Board does not have a compensation committee and is not required to have such a committee because the Company is not a "listed company" under SEC rules.

Audit Committee Financial Expert

The Board of Directors has determined that we do not have an Audit Committee financial expert, as defined under Item 407(d)(5)(i) of Regulation S-K, serving on our Audit Committee. [The Board has determined that Mr. Oxenuk is able to read and understand fundamental financial statements and has substantial business experience that results in that member's financial sophistication.]

Director Independence

Our Board has determined that Pavel Pronin is an independent director, as defined by the Rules of NASDAQ, Marketplace Rule 5605(a)(2).

Director Compensation

For the year ended December 31, 2016, and the quarter ended March 31, 2017, none of the members of our Board of Directors received compensation for their service as a director. We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity.

Employee directors do not receive any compensation for their services as directors. We did not have any non-employee directors during the fiscal year ended December 31, 2016.

Code of Ethics

The rules of the Securities and Exchange Commission requires us to either adopt a code of ethics that applies to our Chief Executive Officer and Chief Financial Officer or explain why we have not adopted such a code of ethics. For purposes of item 406 of Regulation S-K, the term “code of ethics” means written standards that are reasonably designed to deter wrongdoing and to promote:

●	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	Full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company;

●	Compliance with applicable governmental law, rules and regulations;

●	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

●	Accountability for adherence to the code.

We have not adopted a code of ethics, but plan to do so upon completion of a reverse acquisition with an operating business.

Item 6. Executive Compensation

The following summary compensation table sets forth the total compensation earned by, paid to, or accrued for our Chief Executive Officer, our only executive officer, for services rendered in all capacities to our company during the year ended December 31, 2016.

Summary Compensation Table

Name and Position(s)	Year	Salary ($)	Stock Awards	All other Compensation	Total Compensation

Soledad Bayazit*	2016	$-	$-	$-	$-
CEO, CFO and Sole Director	2015	$-	$-	$-	$-

* Ms. Bayazit resigned as our CE0 and CFO in March 2017.

Employment Agreements

We do not have any employment agreements with any of our executive officers.

Stock Option Plans

We do not have any equity incentive plans and we did not issue any equity awards or stock options for the years ended December 31, 2016 and 2015.

Option Exercises and Fiscal Year-End Option Value Table

None of the named executive officers exercised any stock options during the year ended December 31, 2016, or held any outstanding stock options as of December 31, 2016.

Item 7. Certain Relationships and Related Transactions, and Director Independence

 The following is a summary of material provisions of various transactions we have entered into with our executive officers, directors, 5% or greater stockholders and any of their immediate family members or entities affiliated with them since February 1, 2014. We believe the terms and conditions set forth in such agreements are reasonable and customary for transactions of this type.

On July 12, 2010, we issued to certain investors 10% secured convertible notes in the aggregate principal amount of $1,201,000. The maturity date of the notes was January 12, 2012 with the interest accruing on the principal balance outstanding at a rate of 10% per annum starting from September 30, 2010 and payable on December 9, 2010, September 9, 2011 and on any conversion or payment date as applicable. Our obligations under the notes were guaranteed by Oxenuk Equity Fund Corp. Vassili Oxenuk, who was then a director of our company until his resignation on September 24, 2011, and who became a director and the President, CEO and CFO of our company in March 2017.

In August 2011, Ms. Soledad Bayazit, then our Chief Executive Officer and sole director, purchased from the noteholders, all the outstanding notes which were then in default. I interest accrues on the notes at the rate of $120,100, per annum.

Ms. Bayazit has advanced funds to us periodically to finance our operations. During the years ended December 31, 2016, 2015 and 2014, Ms. Bayazit advanced $0, $16,644 and $8,811, respectively, to fund our operations, which advances have been presented as a loan payable – related party in our financial statements. The loans do not bear interest and are payable on demand. At December 31, 2016 and December 31, 2015, the loan payable to Ms. Bayazit for these advances was $99,974.

In connection with the sale of her 20,701,571 shares of common stock to Vassili Oxenuk in March 2017, Ms. Bayazit forgave the payment of the indebtedness to her under our 12% secured promissory note due January 12, 2012 in the principal amount of $1,201,000, together with accrued interest thereon of $650,843, together with advances in the aggregate amount of $99,974.

Item 8. Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

Item 9. Market Price and Dividends on the Registrant’s Common Equity and Related Shareholder Matters

Market for Our Common Stock

Our common stock is quoted on the OTCPINK under the symbol “ARGB.” +Given the limited number of record holders and the fact that we are a “shell company” (as defined in Rule 12b-2 under the Exchange Act), there does not exist an active trading market for our shares of common stock.

Holders

As of March 31, 2017, we had approximately 190 record holders of our common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, growth, capital requirements, and other factors, which our Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information about the common stock available for issuance under compensatory plans and arrangements as of December 31, 2016.

(c)
Number of securities
	(a)		remaining available
	Number of	(b)	for future issuance
	securities to be	Weighted-average	under equity
	issued upon	exercise price of	Compensation
	exercise of	outstanding options	plans (excluding
	outstanding	under equity	securities reflected in
Plan Category	options	compensation plans	column (a))

Equity compensation
plan approved by
security holders	None	--	None

Equity compensation
plans not approved by
security holders	None	--	None

Total	None	--	None

Penny Stock Rules

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience and objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Item 10.  Recent Sales of Unregistered Securities

We have not issued any unregistered equity securities during the three years preceding the filing of this registration statement.

Item 11. Description of Registrant’s Securities to be Registered

We are authorized to issue 200,000,000 shares of common stock, $0.0001 par value per share, of which 22,930,000 shares are issued and outstanding, and 10,000,000 shares of preferred stock, $0.0001 par value per share. No shares of preferred stock have been issued.

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the Board of Directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Our Board of Directors has the authority, without further action by the stockholders, to issue from time to time the blank check preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Shares Eligible For Future Sale

As of March 31, 2017, we had outstanding 22,930,000 shares of common stock. Substantially all of our outstanding shares are restricted securities within the meaning of Rule 144 under the Securities Act and therefore may not be sold except pursuant to an effective registration statement pursuant to the Securities Act of 1933, as amended, or an exemption from the registration requirements of the Securities Act, including Rule 144.

Rule 144

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders), will be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year will be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then-outstanding shares of our common stock or the average weekly trading volume of our common during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sales provisions, notice requirements and the availability of current public information about us.

Transfer Agent and Registrar

Pacific Stock Transfer Company is the transfer agent and registrar for the common stock.

Item 12. Indemnification of Directors and Officers

Section 78.7502 of the Nevada Revised Statutes (“NRS”) permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount advanced if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Article VI, Section 1 of our By-laws provides for indemnification of our directors and officers.

“Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a Director or Officer of the corporation or is or was serving at the request of the corporation or for its benefit as a Director or Officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the Nevada Revised Statutes from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law or otherwise, as well as their rights under this Article.”

Article VI, Section 2 authorizes our Board to purchase and maintain insurance to cover our indemnity obligation to our directors and officers.

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the Company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 13: Financial Statements and Supplementary Data

The information required by this item may be found beginning on page F-1 of this Form 10.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.

Item 15.  Financial Statements and Exhibits

Documents filed as part of this registration statement:

1. Financial Statements Financial Statements filed as part of this registration statement: See Index to Consolidated Financial Statements

2. Financial Statement Schedules: None

3. Exhibits:

Exhibit Number	Description

3.1	Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 10 filed on April 21, 2017).

3.2	By-laws (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 10 filed on April 21, 2017).

3.3	Articles of Merger filed December 8, 2009.

3.4	Articles of Merger filed March 25, 2011.

10.1	Stock Purchase Agreement dated March 6, 2017.

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

American Retail Group, Inc.

	By:	/s/ Vassili Oxenuk
Dated: June 15, 2017		Vassili Oxenuk
President and Chief Executive Officer
(principal executive officer)

AMERICAN RETAIL GROUP, INC.

Financial Statements

December 31, 2016 and 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
American Retail Group, Inc.

We have audited the accompanying balance sheets of American Retail Group, Inc. as of December 31, 2016 and 2015, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended. American Retail Group, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Retail Group, Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had no cash, a working capital deficit, an accumulated deficit, and does not currently have any revenue generating operations. These conditions, among others, raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

MJF & Associates
Los Angeles, California
April 12, 2017

AMERICAN RETAIL GROUP, INC.

BALANCE SHEETS

	December 31, 2016	December 31, 2015	December 31, 2016 Pro Forma (See Note 7)
ASSETS
Current Assets:
Cash	$-	$-	$-
Total current assets	-	-	-
TOTAL ASSETS	$-	$-	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	$54,486	$54,486	$54,486
Notes payable - related party	1,201,000	1,201,000	-
Accrued interest - related party	650,843	530,743	-
Loan payable - related party	99,974	99,974	-
Total current liabilities	2,006,303	1,886,203	54,486

STOCKHOLDERS' DEFICIT
Preferred stock, par value $0.0001; 10,000,000 shares authorized; 0 and 0 shares issued and outstanding at December 31, 2016 and 2015
Common stock, par value $0.0001; 200,000,000 shares authorized; 22,930,000 and 22,930,000 shares issued and outstanding at December 31, 2016 and 2015	2,293	2,293	2,293
Additional paid in capital	283,694	283,694	283,694
Retained earnings	(2,292,290)	(2,172,190)	(340,473)
TOTAL STOCKHOLDERS' DEFICIT	(2,006,303)	(1,886,203)	(54,486)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-	$-	$-

The accompanying footnotes are an integral part of these financial statements.

AMERICAN RETAIL GROUP, INC.

STATEMENTS OF OPERATIONS

	Year Ended	Year Ended
	December 31,	December 31,
	2016	2015

Revenue	$-	$-

Operating expenses:
General and administrative expenses	-	15,547
Total operating expenses	-	15,547

Loss from operations	-	(15,547)

Other expense:
Interest expense	(120,100)	(120,100)
Total other expense	(120,100)	(120,100)

Net loss	$(120,100)	(135,647)

Weighted average common shares outstanding - basic and diluted	22,930,000	22,930,000

Net loss per common share - basic and diluted	$(0.01)	$(0.01)

The accompanying footnotes are an integral part of these financial statements.

AMERICAN RETAIL GROUP, INC.

STATEMENT OF STOCKHOLDERS' DEFICIT

			Additional		Total
	Common Stock		Paid-In	Retained	Stockholders'
	Shares	Amount	Capital	Earnings	Deficit

Balance, December 31, 2014	22,930,000	$2,293	$283,694	$(2,036,543)	$(1,750,556)

Net loss	-	-	-	(135,647)	(135,647)

Balance, December 31, 2015	22,930,000	2,293	283,694	(2,172,190)	(1,886,203)

Net loss	-	-	-	(120,100)	(120,100)

Balance, December 31, 2016	22,930,000	$2,293	$283,694	$(2,292,290)	$(2,006,303)

The accompanying footnotes are an integral part of these financial statements.

AMERICAN RETAIL GROUP, INC.

STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	December 31,	December 31,
	2016	2015
OPERATING ACTIVITIES:
Net loss	$(120,100)	$(135,647)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	-	6,736
Accrued interest	120,100	120,100
Net cash provided by operating activities	-	(8,811)

FINANCING ACTIVITIES:
Loan from related party	-	8,811
Net cash used in financing activities	-	8,811

NET INCREASE IN CASH	-	-

CASH, BEGINNING OF PERIOD	-	-

CASH, END OF PERIOD	$-	$-

CASH PAID FOR:
Interest	$-	$-
Income taxes	$-	$-

The accompanying footnotes are an integral part of these financial statements.

AMERICAN RETAIL GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2016 and 2015

Note 1 - Organization and Basis of Presentation

Organization and Line of Business

American Retail Group, Inc., formerly known as Resource Acquisition Group, Inc. (the “Company”), is a Nevada corporation organized on January 27, 1934.

At this time, the Company’s purpose is to seek, investigate, and if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

The Company follows Financial Accounting Standards Board (“FASB”) ASC 825 Financial Instruments for its financial instruments. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, accounts payable and accrued expenses and notes payable to a related party, approximate their fair values because of the short maturity of these instruments.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has no material uncertain tax positions for any of the reporting periods presented.

Basic and Diluted Loss Per Share

Loss per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive securities are converted. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

AMERICAN RETAIL GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2016 and 2015

Note 3 – Going Concern

The Company's financial statements are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of obligations in the normal course of business. However, the Company has no cash, has losses and an accumulated deficit, and a working capital deficiency. The Company does not currently have any revenue generating operations. These conditions, among others, raise substantial doubt about the ability of the Company to continue as a going concern.

In view of these matters, continuation as a going concern is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to, meets its financial requirements, raise additional capital, and the success of its future operations. The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern.

Management believes they can raise the appropriate funds needed to support their business plan and acquire an operating company with positive cash flow. Management intends to seek new capital from owners and related parties to provide needed funds.

Note 4 – Related Party Transactions

Ms. Soledad Bayazit, the Company’s former Chief Executive Officer and sole director, holds 10% secured notes due January 12, 2012 in the aggregate principal amount of $1,201,000 which are currently in default. Interest expense on the note payable – related party was $120,100 and $120,100 for the years ended December 31, 2016 and 2015, respectively.

During the year ended December 31, 2015, to finance our operations the Company’s Chief Executive Officer has extended loans in the total amount of $8,811. The outstanding balance at December 31, 2016 and 2015 of $99,974 and $99,974 is presented as loan payable – related party in the accompanying balance sheets. The loan is non-interest bearing and due on demand.

Note 5 – Income Taxes

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax assets for every period because it is more likely than not that all of the deferred tax assets will not be realized.

Note 6 – Recent Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

AMERICAN RETAIL GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2016 and 2015

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its statements of cash flows.

In March 2016, the FASB issued ASU 2016-09, Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09, which amends several aspects of accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, and classification in the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016 and interim periods within annual periods beginning after December 15, 2016, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern, which provides guidance on determining when and how to disclose going-concern uncertainties in the financial statements.  ASU 2014-15 requires management to perform interim and annual assessments of an entity's ability to continue as a going concern within one year of the date the financial statements are issued.  An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity's ability to continue as a going concern.  ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods thereafter.  Early adoption is permitted.  The Company is currently evaluating the impact of the adoption of ASU 2014-15 on the Company's financial statements and disclosures.

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers.  ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition.  ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract.  The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract.  ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017.   Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein.  Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption.  The Company is in the process of evaluating the impact of ASU 2014-09 on the Company's financial statements and disclosures.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

Note 7 – Subsequent Events

On March 6, 2017, the Company’s Chief Executive Officer and majority stockholder entered into a stock purchase agreement with an unrelated party to sell 20,701,571 of shares of the Company’s common stock. In addition to the consideration paid for these shares, the Company’s Chief Executive Officer and majority stockholder agreed to forgive all indebtedness owed to her by the Company.

Management has evaluated subsequent events through April 12, 2017 the date the financial statement were available to be issued.

March 31, 2017

American Retail Group, Inc.

Condensed Balance Sheets

	March 31,	December 31,
	2017	2016
ASSETS	(unaudited)

Current Assets:
Cash	$-	$-

Total current assets	-	-
TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	$7,332	$54,486
Due to stockholder	25,985	-
Notes payable - related party	-	1,201,000
Accrued interest - related party	-	650,843
Loan payable - related party	-	99,974
Total current liabilities	33,317	2,006,303

STOCKHOLDERS' DEFICIT
Preferred stock, par value $0.0001; 10,000,000 shares authorized; 0 shares issued and outstanding
Common stock, par value $0.0001; 200,000,000 shares authorized; 22,930,000 shares issued and outstanding	2,293	2,293
Additional paid in capital	2,311,385	283,694
Accumulated deficit	(2,346,995)	(2,292,290)
TOTAL STOCKHOLDERS' DEFICIT	(33,317)	(2,006,303)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

American Retail Group, Inc.

Condensed Statements of Operations

(unaudited)

	Three Months Ended March 31,
	2017	2016

Revenue	$-	$-

Operating expenses:
General and administrative expenses	33,317	-
Total operating expenses	33,317	-

Loss from operations	(33,317)	-

Other expense:
Interest expense	(21,388)	(30,025)
Total other expense	(21,388)	(30,025)

Net loss	$(54,705)	(30,025)

Weighted average common shares outstanding - basic and diluted	22,930,000	22,930,000

Net loss per common share - basic and diluted	$(0.00)	$(0.00)

The accompanying notes are an integral part of these unaudited condensed financial statements.

American Retail Group, Inc.

Condensed Statements of Cash Flows

(unaudited)

	Three Months Ended March 31,
	2017	2016
OPERATING ACTIVITIES:
Net loss	$(54,705)	$(30,025)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	(47,154)	-
Accrued interest	21,388	30,025
Net cash used in operating activities	(80,471)	-

FINANCING ACTIVITIES:
Due to stockholder	25,985	-
Loan from related party	54,486	-
Net cash provided by financing activities	80,471	-

NET INCREASE IN CASH	-	-

CASH, BEGINNING OF PERIOD	-	-

CASH, END OF PERIOD	$-	$-

CASH PAID FOR:
Interest	$-	$-
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
Forgiveness of related party debt	$2,027,691	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

AMERICAN RETAIL GROUP, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2017 (UNAUDITED) AND DECEMBER 31, 2016

Note 1 - Organization and Basis of Presentation

Organization and Line of Business

American Retail Group, Inc., formerly known as Resource Acquisition Group, Inc. (the “Company”), is a Nevada corporation organized January 27, 1934.

At this time, the Company’s purpose is to seek, investigate, and if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature.

The unaudited consolidated financial statements are prepared by the Company, pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”). The information furnished herein reflects all adjustments, consisting only of normal recurring adjustments, which in the opinion of management, are necessary to fairly state the Company’s financial position, the results of its operations, and cash flows for the periods presented. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) were omitted pursuant to such rules and regulations. The results of operations for the three months ended March 31, 2017 are not necessarily indicative of the results expected for the year ending December 31, 2017.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 825 Financial Instruments for its financial instruments. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, accounts payable and accrued expenses and notes payable to a related party, approximate their fair values because of the short maturity of these instruments.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has no material uncertain tax positions for any of the reporting periods presented.

AMERICAN RETAIL GROUP, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2017 (UNAUDITED) AND DECEMBER 31, 2016

Basic and Diluted Loss Per Share

Loss per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive securities are converted. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Note 3 – Going Concern

The Company's financial statements are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of obligations in the normal course of business. However, the Company has no cash, has losses and an accumulated deficit, and a working capital deficiency. The Company does not have any revenue generating operations. These conditions, among others, raise substantial doubt about the ability of the Company to continue as a going concern.

In view of these matters, continuation as a going concern is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to, meets its financial requirements, raise additional capital, and the success of its future operations. The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern.

Management believes it can raise the funds needed to support its business plan and acquire an operating company with positive cash flow. Management intends to seek new capital from owners and related parties to provide needed funds.

Note 4 – Related Party Transactions

Ms. Soledad Bayazit, the Company’s former Chief Executive Officer, sole director and majority stockholder, held 10% secured notes due January 12, 2012 of $1,201,000 which were in default. Interest expense on the note payable – related party was $21,388 and $30,025 for the three months ended March 31, 2017 and 2016, respectively. During the three months ended March 31, 2017, Ms. Bayazit forgave the principal and accrued interest on these 10% secured notes of $1,201,000 and $672,231, respectively. The amount forgiven was treated as a capital contribution in the accompanying financial statements.

To finance the Company’s operations Ms. Bayazit extended loans to the Company. The balance at December 31, 2016 of $99,974 was presented as loan payable – related party in the accompanying balance sheet. The loan was non-interest bearing and due on demand. During the three months ended March 31, 2017, Ms. Bayazit loaned an additional $54,486 to the Company that was used to pay certain vendors. Ms. Bayazit forgave the entire loan payable of $154,460. The amount forgiven has been treated as a capital contribution in the accompanying financial statements.

During three months ended March 31, 2017, the Company’s new Chief Executive Officer and majority stockholder paid expenses of the Company totaling $25,985. This amount is presented as due to stockholder in the accompanying balance sheet. The amount is non-interest bearing and payable upon demand.

Note 5 – Recent Accounting Pronouncements

In January 2017, the FASB issued an Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this ASU.

AMERICAN RETAIL GROUP, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2017 (UNAUDITED) AND DECEMBER 31, 2016

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this ASU on its financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this ASU on its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this ASU on its statements of cash flows.

In March 2016, the FASB issued ASU 2016-09, Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09, which amends several aspects of accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, and classification in the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016 and interim periods within annual periods beginning after December 15, 2016, with early adoption permitted. The adoption of this ASU did not have an impact on the Company’s financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this ASU on its financial statements.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern, which provides guidance on determining when and how to disclose going-concern uncertainties in the financial statements.  ASU 2014-15 requires management to perform interim and annual assessments of an entity's ability to continue as a going concern within one year of the date the financial statements are issued.  An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity's ability to continue as a going concern.  ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods thereafter.  Early adoption is permitted.  The adoption of this ASU did not have an impact on the Company’s financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers.  ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle-based approach for determining revenue recognition.  ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract.  The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract.  ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017.   Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein.  Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption.  The Company is in the process of evaluating the impact of ASU 2014-09 on the Company's financial statements.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.